EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of HKN, Inc. of our report dated February 21, 2008, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2008.

Form                                                                Description

S-3	Registration of 567,154* shares of common stock (No. 333-117566)

S-3	Registration of 904,212* shares of common stock (No. 333-127824)

* Reflects the one for twenty-two and four-tenths reverse stock split that became effective June 5, 2007.

/s/ Hein & Associates, LLP

Dallas, Texas
February 19, 2009